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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Biodynamics International, Inc. on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on form 10-KSB of Biodynamics International, Inc. for the year ended September 30, 1997.


/s/ Deloitte and Touche LLP

Parsippany, NJ

February 23, 1998